                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


NAME                                                            STATE OF INCORPORATION
----                                                            ----------------------
DAP/LUBECO Corporation                                          Nevada

DAP/LUBECO Partnership Corporation                              Nevada




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